Exhibit 99.1

INOVALON REPORTS THIRD QUARTER 2019 RESULTS

Third Quarter 2019 Highlights

•	Q3 revenue of $166.5 million, up 14% year-over-year

•	Q3 net income of $6.8 million, resulting in diluted net income of $0.04 per share

•	Q3 Non-GAAP net income of $21.9 million, up 34% year-over-year, resulting in Non-GAAP net income of $0.15 per share

•	Q3 Adjusted EBITDA of $56.3 million, up 7% year-over-year, resulting in Adjusted EBITDA margin of 33.8%

•	Q3 net cash provided by operating activities of $32.3 million

•	Q3 Annual Contract Value (ACV)[1] for new sales totaled $44.1 million

•	Updating 2019 guidance to reflect tightening of range for revenue and raising of ranges for net income, net income per share, Adjusted EBITDA, Non-GAAP net income, and Non-GAAP net income per share

Subsequent Event Debt Highlight

•	Accelerated pay down of debt initiated with $50 million cash payment made October 4, 2019

Trailing Twelve Month (TTM)2 Third Quarter 2019 Highlights

•	TTM Q3 revenue of $605.2 million, up 20% period-over-period

•	TTM Q3 net loss of $8 million

•	TTM Q3 Non-GAAP net income of $63.2 million, up 65% period-over-period

•	TTM Q3 Adjusted EBITDA of $191.9 million, up 38% period-over-period

•	TTM Q3 net cash provided by operating activities of $99.6 million, up 25% period-over-period

•	TTM Q3 ACV for new sales totaled $192.7 million

2020 Guidance Highlights*

•	Revenue estimated at $698 million to $718 million, up 11% year-over-year at respective midpoints

•	Net income estimated at $22 million to $28 million, up 127% year-over-year at respective midpoints

•	Diluted net income per share estimated at $0.15 to $0.19, up 127% year-over-year at respective midpoints

•	Non-GAAP net income per share estimated at $0.57 to $0.61, up 16% year-over-year at respective midpoints

•	Adjusted EBITDA estimated at $231 million to $241 million, up 11% year-over-year at respective midpoints

Please refer to our Third Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, 2019 and 2020 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

BOWIE, Md. – October 30, 2019 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the third quarter of 2019, updated guidance for the remainder of 2019, and guidance for the full year 2020.

“The third quarter was another period of positive execution across the Company,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “As we continue to expand the reach of our connectivity, the depth of our datasets, and the sophistication of our analytics, we are successfully bringing an expanding portfolio of highly differentiated capabilities to the marketplace. In turn, this is translating into both a deepening of existing relationships as well as a continued growth in new logos. These factors, combined with ongoing maturation and strengthening of our teams and processes, have translated into both a strong performance here in 2019 and a positive outlook for 2020.”

Third Quarter 2019 Financial Results

•
Revenue for the third quarter of 2019 was $166.5 million, a year-over-year increase of 14% compared with $145.8 million for the third quarter of 2018. TTM revenue for the third quarter of 2019 was $605.2 million, a period-over-period increase of 20% compared with $506.0 million for the third quarter 2018 TTM period.

•	Cost of revenue for the third quarter of 2019 was $42.9 million, or 25.8% of revenue, compared with $36.4 million, or 25.0% of revenue, for the third quarter of 2018.

•
Net income for the third quarter of 2019 was $6.8 million, resulting in diluted net income of $0.04 per share, compared with a net loss of $0.8 million and net loss of $0.01 per share, respectively, for the third quarter of 2018, an increase of $7.7 million, or $0.05 per share.

•
Adjusted EBITDA for the third quarter of 2019 was $56.3 million, up 7% year-over-year and 8% sequentially, compared with $52.4 million for the third quarter of 2018. Adjusted EBITDA margin for the third quarter of 2019 was 33.8%, compared with 36.0% for the third quarter of 2018. TTM Adjusted EBITDA for the third quarter of 2019 was $191.9 million, a period-over-period increase of 38% compared with $138.6 million for the third quarter 2018 TTM period. TTM Adjusted EBITDA margin for the third quarter of 2019 was 31.7%, a period-over-period increase of 430 basis points compared with 27.4% for the third quarter 2018 TTM period.

•
Non-GAAP net income for the third quarter of 2019 was $21.9 million, up 34% year-over-year and 15% sequentially, resulting in Non-GAAP net income of $0.15 per share, compared with $16.3 million and $0.11 per share, respectively, for the third quarter of 2018. TTM Non-GAAP net income for the third quarter of 2019 was $63.2 million, resulting in Non-GAAP net income of $0.43 per share, compared with $38.4 million and $0.26 per share, respectively, for the third quarter 2018 TTM period, an increase of 65% for both metrics, respectively.

•
Net cash provided by operating activities for the third quarter of 2019 was $32.3 million, compared with $42.9 million for the third quarter of 2018. TTM net cash provided by operating activities for the third quarter 2019 was $99.6 million, a period over-period increase of 25% compared with $79.8 million for the third quarter 2018 TTM period. Free cash flow[3] for the third quarter 2019 was $17.6 million compared with $31.6 million for the third quarter of 2018. TTM free cash flow for the third quarter of 2019 was $45.0 million, a period-over-period increase of 1,304% compared with $3.2 million for the third quarter 2018 TTM period.

“The factors of which we have spoken previously - those driving expanding value for our clients and efficiency for the Company - continued to play out during the third quarter,” said Jonathan R. Boldt, Inovalon’s chief financial officer. “The results seen in our performance continue to translate into meaningful margin expansion and resulting strong cash flow from operations. Now exceeding the Company’s capital requirements for several quarters, we are excited to begin paying down our debt ahead of schedule as we see this performance and resulting financial strength continuing to expand going forward.”

Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income and reconciliations of net cash provided by operating activities to free cash flow identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Strong Organic Growth. Strength across the business resulted in strong performance including strong third quarter 2019 organic revenue growth of 14% year-over-year, and 6% sequentially. Each of our payer, provider, pharmacy and life sciences business units delivered strong double-digit organic growth reflecting the breadth of our offerings and ongoing adoption of our platforms and solutions across the business.

•
Strong Profitability and Cash Flow Performance. Driven by the Company’s continuing shift to higher value, data-driven SaaS offerings combined with our focus on process automation, connectivity, and improved operating efficiencies, third quarter 2019 TTM Adjusted EBITDA grew 38% to $191.9 million and third quarter 2019 TTM Adjusted EBITDA margins increased 430 basis points compared with the third quarter 2018 TTM period. The Company continued to deliver strong cash flow generation resulting in third quarter 2019 TTM free cash flow growth of 1,304% compared to the third quarter 2018 TTM period.

•
Initiation of Voluntary Acceleration of Debt Pay-Down. In the setting of continued strong cash flows from operations in excess of the operating needs of the business, on October 4, 2019, the Company voluntarily initiated an accelerated pay-down of its outstanding debt under the 2018 Term Facility with a $50 million cash payment. The payment was made from excess cash flow from operations, which exceeded the Company's working capital needs, and was in addition to the Company's existing repayment obligation of $2.5 million per quarter. As of October 30, 2019, the Company's 2018 Revolving Facility remained undrawn.

•
2020 Outlook. Demand for platform capabilities previously announced by the Company continues to be strong. Most notable amongst them are the Company’s configurations of the Inovalon ONE® Platform that provide cloud-based pharmacy platform offerings, clinical outcomes measurement and improvement platform offerings, risk score accuracy improvement platform offerings, and business intelligence data analytics and reporting platform offerings - all of which the Company now provides in pure SaaS formats. New offerings in 2019 are also contributing to growth and showing strong incremental promise. The Company’s launch of Elastic Container Technology (or ECT™) is now readily being selected by clients desiring to burst or accelerate analytical runs. New platform offerings supporting Population Health initiatives, automated EHR data extractions (by Inovalon’s CDEaaS®), and natural language processing of non-structured clinical data (by Inovalon’s NLPaaS®) also have seen meaningful sales. New cloud-based interfaces supporting larger team utilizations of NLP, enterprise-scale cloud-based data lakes, expanding applications of AI, the arrival of real-time patient-specific data-supplementation toolsets, and the growing availability of Inovalon’s capabilities through transactional APIs, are all seeing strong interest from the Company’s expanding client-base. The aforementioned capabilities - all provided in pure SaaS formats - in combination with the increasing sophistication of the Company’s sales and execution teams, strong continued client retention rates, and strong positive foundational patient-count dynamics across healthcare, bode well for 2020. Taken together, Inovalon is excited about its future and is pleased to provide guidance for continued strong organic revenue growth and further expansion of profitability in 2020.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics that are presented quarterly.

•
Growth of Datasets: At September 30, 2019, the MORE[2] Registry® dataset contained more than 287 million unique patient counts and 48 billion medical event counts, increases of 10% and 20%, respectively, compared with September 30, 2018. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE[2] Registry® dataset and is therefore not fully reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended September 30, 2019, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $18.8 million, or 11% of revenue, an increase of $1.8 million, or 11%, compared to the prior year period.

•
Analytical Process Count Growth: Inovalon’s trailing twelve-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 58.3 billion as of September 30, 2019, an increase of 24% as compared with September 30, 2018.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of October 18, 2019, the Company had 75.6 million shares of Class A common stock outstanding and 79.4 million shares of Class B common stock outstanding.

2019 Financial Guidance

The Company is updating its full-year 2019 guidance to narrow its expected revenue range, raise its expected net income range, raise its diluted net income per share range, raise its Adjusted EBITDA range, raise its non-GAAP net income range, and raise its non-GAAP diluted net income per share range. Additionally, the Company is reiterating its previously provided full-year 2019 guidance ranges originally provided on May 1, 2019 for net cash provided by operating activities and capital expenditures.

Financial Metric	Previous Full Year 2019 Guidance Range Provided July 31, 2019	Updated Full Year 2019 Guidance Range Updated October 30, 2019	Change from Full Year 2018
Revenue	$638 million to $648 million	$638 million to $643 million	21% to 22%
Net income	$4 million to $9 million	$9 million to $13 million
Non-GAAP net income	$67 million to $73 million	$74 million to $78 million	88% to 98%
Adjusted EBITDA	$205 million to $214 million	$209 million to $215 million	38% to 42%
Net cash provided by operating activities	$130 million to $145 million	$130 million to $145 million	44% to 60%
Capital expenditures	$52 million to $58 million	$52 million to $58 million
Diluted net income per share	$0.03 to $0.05	$0.06 to $0.09
Non-GAAP diluted net income per share	$0.45 to $0.49	$0.50 to $0.52	85% to 93%

Additional assumptions made within the Company’s 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2019 guidance assumes 149 million weighted average diluted shares.

•	2019 guidance assumes an effective tax rate of approximately 28% for the full year.

The Company is providing the following guidance for the fourth quarter 2019 below, indicating 24% to 28% year-over-year organic revenue growth.

Financial Metric	Fourth Quarter 2019 Guidance Range Provided October 30, 2019	Change from Fourth Quarter 2018
Revenue	$169 million to $174 million	24% to 28%
Net income	$6 million to $10 million
Non-GAAP net income	$18 million to $22 million	137% to 189%
Adjusted EBITDA	$56 million to $62 million	44% to 60%
Diluted net income per share	$0.04 to $0.07
Non-GAAP diluted net income per share	$0.12 to $0.15	140% to 200%

Additional assumptions made within the Company’s fourth quarter 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2019 guidance assumes 149 million weighted average diluted shares.

•	2019 guidance assumes an effective tax rate of approximately 28% for the full year.

2020 Financial Guidance

The Company is providing full-year 2020 guidance below.

Financial Metric	Full Year 2020 Guidance Range	Change from Full Year 2019*
Revenue	$698 million to $718 million	9% to 12%
Net income	$22 million to $28 million	100% to 155%
Non-GAAP net income	$86 million to $91 million	13% to 20%
Adjusted EBITDA	$231 million to $241 million	9% to 14%
Net cash provided by operating activities	$145 million to $160 million	5% to 16%
Capital expenditures	$52 million to $58 million	—
Diluted net income per share	$0.15 to $0.19	100% to 153%
Non-GAAP diluted net income per share	$0.57 to $0.61	12% to 20%

Additional assumptions made within the Company’s 2020 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2020 guidance assumes 150 million weighted average diluted shares.

•	2020 guidance assumes an effective tax rate of approximately 28% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its third quarter 2019 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 7590958; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Third Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2019 and 2020 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset, referred to as a Module, is informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans, 22 of the top 25 global pharma companies, 19 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than 980,000 physicians, 546,000 clinical facilities, 287 million Americans, and 48 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for 2019 and 2020, our ability to pay down outstanding indebtedness, expectations regarding tax rates, and statements with respect to visibility, revenue retention and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year).
2 Metrics calculated on a trailing twelve-month (TTM) basis reflect the prior twelve months of activity. Reconciliations of TTM metrics are included in this press release after the consolidated financial statements.
* Referenced 2020 guidance highlights are presented and calculated from the midpoint of 2019 guidance to the midpoint of 2020 guidance as provided within this release.
3 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$166,453	$145,809	$468,921	$391,362
Expenses:
Cost of revenue(1)	42,940	36,422	121,261	108,928
Sales and marketing(1)	16,172	11,785	44,004	31,732
Research and development(1)	9,060	7,580	25,159	21,546
General and administrative(1)	49,306	47,203	148,623	156,773
Depreciation and amortization	26,903	26,571	81,370	69,857
Restructuring expense	—	—	—	9,464
Total operating expenses	144,381	129,561	420,417	398,300
Income (Loss) from operations	22,072	16,248	48,504	(6,938)
Other income and (expenses):
Interest income	619	325	1,893	1,874
Interest expense	(16,700)	(16,824)	(49,891)	(34,274)
Other expense, net	(7)	(210)	(18)	(1,841)
Income (Loss) before taxes	5,984	(461)	488	(41,179)
(Benefit from) Provision for income taxes	(858)	383	(2,569)	(13,035)
Net income (loss)	$6,842	$(844)	$3,057	$(28,144)
Net income (loss) attributable to common stockholders, basic and diluted	$6,621	$(844)	$2,965	$(28,144)
Net income (loss) per share attributable to common stockholders, basic and diluted:
Basic net income (loss) per share	$0.04	$(0.01)	$0.02	$(0.19)
Diluted net income (loss) per share	$0.04	$(0.01)	$0.02	$(0.19)
Weighted average shares of common stock outstanding:
Basic	148,456	147,339	148,124	144,662
Diluted	148,797	147,339	148,473	144,662
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$116	$101	$271	$154
	Sales and marketing	535	308	1,174	376
	Research and development	475	643	1,224	1,601
	General and administrative	4,659	3,702	11,137	9,015
	Total stock-based compensation expense	$5,785	$4,754	$13,806	$11,146

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$133,555	$115,591
Short-term investments	—	7,000
Accounts receivable (net of allowances of $3,918 and $3,350 at September 30, 2019 and December 31, 2018, respectively)	127,415	104,405
Prepaid expenses and other current assets	20,596	34,801
Income tax receivable	5,408	10,330
Total current assets	286,974	272,127
Non-current assets:
Property, equipment and capitalized software, net	139,415	141,758
Operating lease right-of-use assets	45,098	—
Goodwill	955,881	956,029
Intangible assets, net	495,994	535,343
Other assets	19,828	16,158
Total assets	$1,943,190	$1,921,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$29,196	$31,295
Accrued compensation	32,582	25,298
Other current liabilities	25,047	51,384
Deferred revenue	18,012	20,628
Credit facilities	9,800	9,800
Operating lease liabilities	8,811	—
Finance lease liabilities	2,420	2,905
Total current liabilities	125,868	141,310
Non-current liabilities:
Credit facilities, less current portion	935,135	939,514
Operating lease liabilities, less current portion	44,252	—
Finance lease liabilities, less current portion	13,005	13,927
Other liabilities	55,512	33,406
Deferred income taxes	95,475	110,669
Total liabilities	1,269,247	1,238,826
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of September 30, 2019 and December 31, 2018, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 90,218,331 shares issued and 75,598,156 shares outstanding at September 30, 2019; 86,679,575 shares issued and 72,059,400 shares outstanding at December 31, 2018	1	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 79,387,495 shares issued and outstanding at September 30, 2019; 80,608,685 shares issued and outstanding at December 31, 2018	—	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in-capital	632,759	618,674
Retained earnings	273,528	270,471
Treasury stock, at cost, 14,620,175 shares at September 30, 2019 and December 31, 2018, respectively	(199,817)	(199,817)
Other comprehensive loss	(32,528)	(6,740)
Total stockholders’ equity	673,943	682,589
Total liabilities and stockholders’ equity	$1,943,190	$1,921,415

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$3,057	$(28,144)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	13,806	11,146
Depreciation	42,021	39,240
Amortization of intangibles	39,349	30,617
Amortization of debt issuance costs and debt discount	3,251	2,076
Deferred income taxes	(2,780)	(11,651)
Restructuring expense, non-cash	—	8,583
Change in fair value of contingent consideration	67	9,364
Other	1,230	614
Changes in assets and liabilities:
Accounts receivable	(23,577)	(1,046)
Prepaid expenses and other current assets	(944)	(6,606)
Income taxes receivable	5,059	1,612
Other assets	(4,196)	(4,686)
Accounts payable and accrued expenses	1,508	(5,444)
Accrued compensation	6,295	8,551
Other current and non-current liabilities	(6,728)	6,695
Deferred revenue	(2,617)	2,094
Payment for acquisition-related contingent consideration	(2,549)	—
Net cash provided by operating activities	72,252	63,015
Cash flows from investing activities:
Maturities of short-term investments	6,964	92,207
Sales of short-term investments	—	161,772
Purchases of property and equipment	(14,022)	(19,943)
Investment in capitalized software	(25,972)	(30,369)
Acquisition, net of cash acquired of $0 and $23,850, respectively	—	(1,082,740)
Net cash used in investing activities	(33,030)	(879,073)
Cash flows from financing activities:
Proceeds from credit facility borrowings, net of discount	—	965,300
Repayment of credit facility borrowings	(7,350)	(236,250)
Payments for debt issuance costs	—	(18,269)
Proceeds from exercise of stock options	3,321	1,628
Finance lease liabilities paid	(1,769)	(709)
Tax payments for equity award issuances	(2,860)	(1,070)
Payment for acquisition-related contingent consideration	(12,600)	—
Net cash (used in) provided by financing activities	(21,258)	710,630
Increase (Decrease) in cash and cash equivalents	17,964	(105,428)
Cash and cash equivalents, beginning of period	115,591	208,944
Cash and cash equivalents, end of period	$133,555	$103,516
Supplementary cash flow disclosure:
Income taxes received, net	$(5,058)	$(3,597)
Interest paid	47,861	27,618
Non-cash transactions:
Operating lease obligations incurred	20,830	—
Finance lease obligations incurred	20	4,602
Accruals for purchases of property, equipment	2,260	7,700
Accruals for investment in capitalized software	2,018	2,450
Acquisition consideration	—	84,156

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2019	2018	2019	2018	2019	2018
Net income (loss)	$6,842	$(844)	$3,057	$(28,144)	$(7,963)	$(10,695)
Depreciation and amortization	26,903	26,571	81,370	69,857	108,238	84,432
Interest income	(619)	(325)	(1,893)	(1,874)	432	1,866
Interest expense	16,700	16,824	49,891	34,274	(2,200)	(3,258)
Other expense, net	7	210	18	1,841	66,515	35,950
(Benefit from) Provision for income taxes	(858)	383	(2,569)	(13,035)	(3,927)	(26,106)
EBITDA	48,975	42,819	129,874	62,919	161,095	82,189
Stock-based compensation	5,785	4,754	13,806	11,146	18,822	16,139
Acquisition costs:
Transaction costs	—	888	898	5,527	2,025	5,883
Integration costs	1,430	2,293	4,901	5,495	6,194	5,784
Contingent consideration accretion	(258)	400	(11)	9,100	(1,805)	6,800
Compensatory contingent consideration	(191)	245	(225)	2,032	(583)	2,590
Restructuring expense	—	—	—	9,464	36	9,464
Other non-comparable items(1)	530	1,025	3,780	7,417	6,084	9,782
Adjusted EBITDA	$56,271	$52,424	$153,023	$113,100	$191,868	$138,631
Adjusted EBITDA margin	33.8%	36.0%	32.6%	28.9%	31.7%	27.4%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2019	2018	2019	2018	2019	2018
Net income (loss)	$6,842	$(844)	$3,057	$(28,144)	$(7,963)	$(10,695)
Stock-based compensation	5,785	4,754	13,806	11,146	18,822	16,139
Acquisition costs:
Transaction costs	—	888	898	5,527	2,025	5,883
Integration costs	1,430	2,293	4,901	5,495	6,194	5,784
Contingent consideration accretion	(258)	400	(11)	9,100	(1,805)	6,800
Compensatory contingent consideration	(191)	245	(225)	2,032	(583)	2,590
Amortization of acquired intangible assets	13,116	12,969	39,349	30,617	52,715	34,468
Amortization of debt issuance costs and debt discount	1,096	1,052	3,251	1,052	4,313	1,052
Restructuring expense	—	—	—	9,464	36	9,464
Other non-comparable items(1)	530	1,025	3,780	7,417	6,084	9,782
Tax impact of add-back items	(6,489)	(6,446)	(13,215)	(23,039)	(16,617)	(27,367)
Tax Act benefit	—	—	—	—	—	(15,461)
Non-GAAP net income	$21,861	$16,336	$55,591	$30,667	$63,221	$38,439

GAAP basic net income (loss) per share	$0.04	$(0.01)	$0.02	$(0.19)	$(0.05)	$(0.07)
GAAP diluted net income (loss) per share	$0.04	$(0.01)	$0.02	$(0.19)	$(0.05)	$(0.07)
Non-GAAP basic net income per share	$0.15	$0.11	$0.38	$0.21	$0.43	$0.26
Non-GAAP diluted net income per share	$0.15	$0.11	$0.37	$0.21	$0.43	$0.26
Weighted average shares of common stock outstanding:
Basic	148,456	147,339	148,124	144,662
Diluted	148,797	147,530	148,473	144,883
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Free Cash Flow (unaudited)
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2019	2018	2019	2018	2019	2018
Net cash provided by operating activities	$32,340	$42,891	$72,252	$63,015	$99,638	$79,773
Less: Purchases of property and equipment	(5,512)	(3,467)	(14,022)	(19,943)	(19,584)	(34,964)
Less: Investment in capitalized software	(9,196)	(7,837)	(25,972)	(30,369)	(35,072)	(41,605)
Free cash flow	$17,632	$31,587	$32,258	$12,703	$44,982	$3,204

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE2 Registry® dataset and is therefore not fully reflected within the related data metrics below as of this date.

	September 30,
(In thousands)	2019	2018
MORE[2] Registry® dataset metrics
Unique patient count(1)	287,523	261,226
Medical event count(2)	48,135,368	40,062,034
Trailing twelve month Patient Analytics Months (PAM)(3)	58,262,450	47,100,324
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2019	2018	2019	2018
Investment in Innovation:
Research and development(1)	$9,060	$7,580	$25,159	$21,546
Capitalized software development(2)	9,787	8,446	26,495	30,108
Research and development infrastructure investments(3)	—	996	1,581	10,488
Total investment in innovation	$18,847	$17,022	$53,235	$62,142
As a percentage of revenue
Research and development(1)	5%	5%	5%	6%
Capitalized software development(2)	6%	6%	6%	8%
Research and development infrastructure investments(3)	—%	1%	—%	2%
Total investment in innovation	11%	12%	11%	16%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of our service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.

(3)	Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Three Months Ending December 31, 2019		Year Ending December 31, 2019		Year Ending December 31, 2020
(In millions)	Low	High	Low	High	Low	High
Net income	$6	$10	$9	$13	$22	$28
Depreciation and amortization	27	27	108	108	109	109
Interest expense	16	16	66	66	63	64
Interest income	(1)	(1)	(3)	(3)	(3)	(3)
Provision for income taxes(1)	2	3	(1)	—	9	11
EBITDA	50	55	179	184	200	209
Stock-based compensation	6	6	20	20	27	28
Acquisition costs:
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	5	5	—	—
Contingent consideration	—	—	—	—	—	—
Other non-comparable items(2)	—	1	4	5	4	4
Adjusted EBITDA	$56	$62	$209	$215	$231	$241
Adjusted EBITDA margin	33.1%	35.6%	32.8%	33.4%	33.1%	33.6%
_______________________________________________________

(1)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Three Months Ending December 31, 2019		Year Ending December 31, 2019		Year Ending December 31, 2020
(In millions, except per-share amounts)	Low	High	Low	High	Low	High
Net income	$6	$10	$9	$13	$22	$28
Stock-based compensation	6	6	20	20	27	28
Acquisition costs:
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	5	5	—	—
Contingent consideration	—	—	—	—	—	—
Amortization of acquired intangible assets	13	13	52	52	52	52
Amortization of debt issuance costs and debt discount	1	1	4	4	4	4
Other non-comparable items(1)	—	1	4	5	4	4
Tax impact of add-back items(2)	(8)	(9)	(21)	(22)	(23)	(25)
Non-GAAP net income	$18	$22	$74	$78	$86	$91

GAAP diluted net income per share	$0.04	$0.07	$0.06	$0.09	$0.15	$0.19
Non-GAAP diluted net income per share	$0.12	$0.15	$0.50	$0.52	$0.57	$0.61
Weighted average shares of common stock outstanding - diluted	149	149	149	149	150	150
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

(2)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Free cash flow

The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contact:

Inovalon
Kim E. Collins
Phone: 301-809-4000 x1473
kcollins@inovalon.com